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                                EXHIBIT 11
            STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
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                             For the Three Months Ended December 31,
                                  1996                    1995
                        -----------------------  -----------------------
                                       Fully                    Fully
                          Primary     Diluted      Primary     Diluted
                        ----------- -----------  ----------- -----------
Weighted Average
  Shares Outstanding:
Common Stock             12,195,891  12,195,891   12,195,891  12,195,891
Shares Available
  Under Options  (1)              -           -       88,447      88,447
                        ----------- -----------  ----------- -----------
Weighted Average Common
 and Common Equivalent
 Shares Outstanding      12,195,891  12,195,891   12,284,338  12,284,338
                        =========== ===========  =========== ===========
Net Income (Loss)       $ (119,024) $ (119,024)  $   175,283 $   175,283
                        =========== ===========  =========== ===========
Earnings (Loss)
  per Share             $    (0.01) $    (0.01)  $      0.01 $      0.01
                        =========== ===========  =========== ===========
                               For the Six Months Ended December 31,
                                  1996                    1995
                        -----------------------  -----------------------
                                       Fully                    Fully
                          Primary     Diluted      Primary     Diluted
                        ----------- -----------  ----------- -----------
Weighted Average
  Shares Outstanding:
Common Stock             12,195,891  12,195,891   12,195,891  12,195,891
Shares Available
  Under Options  (1)              -           -      124,136     124,136
                        ----------- -----------  ----------- -----------
Weighted Average Common
 and Common Equivalent
 Shares Outstanding      12,195,891  12,195,891   12,320,027  12,320,027
                        =========== ===========  =========== ===========
Net Income (Loss)       $  (78,279) $  (78,279)  $   253,163 $   253,163
                        =========== ===========  =========== ===========
Earnings (Loss)
  per Share             $    (0.01) $    (0.01)  $      0.02 $      0.02
                        =========== ===========  =========== ===========
(1) Outstanding stock options granted under the Company's stock option plans and other grants outside of the Company's plans are considered common stock equivalents for the purpose of earnings per share data; however, they are excluded from the 1996 computations because the effect of their inclusion would be anti-dilutive.
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